EXHIBIT 10 (yy)


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                                   ----------

                               TIREX AMERICA INC.

                           EUROPEAN MARKET DEVELOPMENT
                              CONSULTING AGREEMENT

                                   ----------

      Consulting Agreement, executed this 29th day of May, 1997 to be effective as of January 15, 1997 between Tirex America Inc., a Delaware corporation (the "Corporation") with offices located at 3767 Thimens, Ville St. Laurent, Quebec, Canada H4R 1W4 and Alan Crossley, Gran Via de Hortaleza 82A, 1*B, 28043 Madrid, Spain (the "Consultant").

      Whereas, the Consultant has expertise and substantial business and marketing experience and contacts in Spain, Portugal, and other parts of Europe as well as in India, which can be important to the Corporation.

      Whereas, the Corporation wishes to assure itself of the consulting services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide such services to the Corporation for the said period under the terms and conditions hereinafter provided.

      Now, Therefore, Witnesseth, that for and in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.    Employment

      The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation as European Market Development Consultant to the Corporation for the two-year period commencing as of January 15, 1997 and ending on December 31, 1998 (the "Engagement Period").

2.    Consulting Services

      The services to be rendered by the Consultant shall consist of advice and opinions to the Corporation concerning, and the undertaking and effectuation of activities necessary to establish and develop in Europe and in India, markets for the TCS-1 System and for the rubber crumb which will be produced by the operation of the TCS-1 System and the immediate preparation of market development studies for the Iberian Peninsular and India. All such services are to be performed only upon direct authorization from the Corporation and may be performed by the Consultant directly or indirectly through GAPCO, SI, a market research firm controlled by the Consultant ("GAPCO"). The Consultant shall have the sole discretion as to the form, manner,


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and  place in  which  the  said  consulting  services  shall  be  rendered.  The
Consultant shall not, by this agreement, be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever, for or in behalf of persons, firms or corporations other than the Corporation.

3.    Compensation

      For all services to be rendered hereunder by the Consultant during the Engagement Period, the Consultant shall receive the following compensation:

      (a) an annual salary of $75,000 (Canadian), commencing as of July 1, 1997;

      (b) an expense allowance for the entire term of this Consulting Agreement of up to $115,000 (Canadian);

      (c) upon completion and delivery by GAPCO of a market development study for the Iberian Peninsular, receipt of which is hereby acknowledged, $40,000 (Canadian), which may be paid by the Company in cash or in unregistered common stock of the Company, at a value of $.17 per share, or a combination thereof.

      (d) upon completion and delivery by GAPCO of a market development study for the India Peninsular, receipt of which is hereby acknowledged, $40,000 (Canadian), which may be paid by the Company in cash or in unregistered common stock of the Company, at a value of $.17 per share, or a combination thereof.

4.    Secrets

      The Consultant agrees that any trade secrets or any other like information of value relating to the business and/or field of interest of the Corporation or any of its affiliates, or of any corporation or other legal entity in which the Corporation or any of its affiliates has an ownership interest of more than twenty-five per cent (25%), including but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes of customers, which he has heretofore acquired during his engagement by the Corporation or any of its affiliates or which he may hereafter acquire during the Engagement Period and the three-year period beginning after termination of the Engagement Period as the result of any disclosures to him, or in any other way, shall be regarded as held by the Consultant and his personnel, if any, in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant and his personnel, if any, to anyone, or be otherwise used by them, except in the regular course of business of the Corporation or its affiliates. Information shall for the purposes of this Agreement be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to distribution agreements, joint venture agreements and other agreements entered into by the Corporation or any of its affiliates.


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5.    Non-Competition

      During the 2 years following the termination of this Agreement, the Consultant will not provide consulting services either as a consultant or as an employee, either directly or otherwise to any business which is, or is preparing or intending to be, in competition with the Corporation or to any business if the provision of such consulting services would constitute or result in a conflict of interest on the part of the Consultant with respect to his duties and obligations hereunder.

6.    Assignment

      6.1 This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. the Consultant agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall obtain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance.

      6.2 This Agreement is personal to the Consultant and may not be assigned by him.

7.    Entire Understanding

      This Agreement contains the entire understanding between the parties and supersedes all prior and collateral communications, reports, agreements, and understandings between the parties. No change, modification, alteration, or addition to any provision hereof shall be binding unless in writing and signed by authorized representatives of both parties. This Agreement shall apply in lieu of and notwithstanding any specific statement associated with any particular information or data exchanged, and the duties of the parties shall be determined exclusively by the aforementioned terms and conditions. Notwithstanding the foregoing, the parties agree that certain provisions of this Agreement may be changed or amended for the purpose of accommodating tax considerations of the parties without affecting the basic terms and conditions of this Agreement.

8.    Survival of Certain Agreements


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      The covenants and agreements set forth in Articles 4 and 5, hereof,  shall survive the expiration of the Engagement Period and shall survive termination of this Agreement and remain in full force and effect.

9.    Notices

      9.1 All notices required or permitted to be given hereunder shall be delivered by hand, certified mail, or recognized overnight courier, in all cases with written proof of receipt required, addressed to the parties as set forth below and shall be deemed given upon receipt as evidenced by written and dated receipt of the receiving party.

      9.2 Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:

                           Tirex America Inc.
                           3767 Thimens, Suite 207
                           Ville St. Laurent
                           Quebec, Canada H4R 1W4

      9.3 Any notice to the Consultant shall be addressed as follows:

                           Mr. Alan Crossley
                           Gran Via de Hortaleza 82A, 1oB
                           28043 Madrid, Spain

      9.4 Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

10.   Applicable Law

      This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

11.   Interpretation

      Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any
Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.


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11.   Prior Agreements

      This Agreement supersedes and cancels any and all prior agreements, whether written or oral, between the parties.

      In Witness Whereof, the parties hereto have executed the above Agreement as of the day and year first above written.

                                          Tirex America Inc.

                                          By /s/ Terence C. Byrne
                                             -----------------------------------
                                             Terence C. Byrne, President

                                             /s/ Alan Crossley
                                             -----------------------------------
                                             Alan Crossley


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